Exhibit 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Organization

Quest Marketing, Inc.	Oregon

Quest Exchange Ltd. HTS Image Processing, Inc. HTS (USA) Inc.	Canada Delaware Delaware

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 5, 2019 relating to the consolidated financial statements, which appear in this Form 10-K of Quest Solution, Inc. and to the Registration Statement on Form S-8 filed on September 19, 2016 (333-213746).

/s/ RBSM, LLP
RBSM, LLP
June 5, 2019
Larkspur, CA